As filed with the U.S. Securities and Exchange Commission on January 3, 2022

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N‑1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	(X)

Amendment No. 46	(X)

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

EXPLANATORY NOTE

This Amendment No. 46 (the “Amendment”) to the Registration Statement of Dimensional Emerging Markets Value Fund (the “Registrant”) on Form N-1A (File No. 811-7440) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 26, 2021 under the 1940 Act (Accession No. 0001794202-21-000027) (“Amendment No. 45”), as pertaining to the Part B of the Registration Statement.

The Part A and Part B of the Registration Statement, as filed in Amendment No. 45, are incorporated herein by reference.

The shares of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Registrant issues its shares only in private placement transactions pursuant to available exemptions from registration under the Securities Act.

This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

DIMENSIONAL EMERGING MARKETS VALUE FUND

Amendment to Update the Part B of the Registration Statement

The purpose of this Supplement is to update the Part B dated February 28, 2021 of the Dimensional Emerging Markets Value Fund (the “Fund”) to incorporate changes to the Board of Trustees of the Fund. On December 29, 2021, the Fund held a Special Joint Meeting of Shareholders (the “Meeting”) for the purpose of electing the members of the Board of Trustees of the Fund.  The shareholders of the Fund approved the proposal presented for the Fund at the Meeting.   Capitalized terms not otherwise defined in this supplement have the meanings assigned to them in the Part B.

At the Meeting, shareholders of the Fund elected Reena Aggarwal, David P. Butler, George M. Constantinides, Douglas W. Diamond, Darrell Duffie, Francis A. Longstaff, Gerard K. O’Reilly, Abbie J. Smith, Heather E. Tookes, and Ingrid M. Werner to serve as Trustees of the Fund.  Accordingly, the Part B is revised as follows:

I.	Reena Aggarwal, Francis A. Longstaff, and Heather E. Tookes are added as disinterested Trustees of the Fund. David P. Butler and Gerard K. O’Reilly are added as interested Trustees of the Fund.

A. The following information is added to the table under the heading “Disinterested Trustees” in the Part B:
Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
Reena Aggarwal c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1957	Trustee	Since December 2021
Robert E. McDonough Professor of Business Administration and Finance, McDonough School of Business, Georgetown University (since 1986); Director, Georgetown Center for Financial Markets and Policy (since 2010); and formerly, Vice Provost of Faculty (2016-2020), Georgetown University.
136 portfolios in 5 investment companies
Director, New York Life Investment Management IndexIQ (since 2008) (22 funds); Director, Cohen & Steers (asset management firm) (since 2017); Director, REAN Cloud (technology) (2015-2018); Director, FBR & Co. (investment banking) (2011-2017); Director, Nuveen Churchill Direct lending (private business development company) (since 2019); and Director, Brightwood Capital Advisors, L.P. (private equity) (2013-2020).

Francis A. Longstaff c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1956	Trustee	Since December 2021
Allstate Professor of Insurance and Finance, UCLA, Anderson School of Management; Consultant, NERA Economic Consulting (since 2018); Consultant, Charles River Associates (economic consulting firm) (since 2013); Consultant, Simplex Holdings, Inc. (technology firm) (since 1998); and Expert Witness, Analysis Group (economic consulting firm) (since 2012).
				136 portfolios in 5 investment companies	None

1

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
Heather E. Tookes c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1974	Trustee	Since December 2021	Professor of Finance, Yale School of Management (since 2004).	136 portfolios in 5 investment companies	Director, KCG Holdings (trading company) (January-July 2017); Director, Payoneer Inc. (digital payments) (since 2021); and Director, Ariel Investments LLC (since 2017).

B.
The information regarding Messrs. Butler and O’Reilly in the table under the heading “Officers” in the Part B is deleted, and the following information regarding Messrs. Butler and O’Reilly is added to the table under the heading “Interested Trustee” in the Part B:

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
David P. Butler c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746 1964	Trustee Co-Chief Executive Officer	Trustee since December 2021 Co-Chief Executive Officer since 2017
Co-Chief Executive Officer of all the DFA Entities (since 2017), and ETF Trust (since 2020); Director (since 2017) of Dimensional Holdings Inc., Dimensional Fund Advisors Canada ULC, Dimensional Japan Ltd., Dimensional Advisors Ltd., Dimensional Fund Advisors Ltd., and DFA Australia Limited; Director and Co-Chief Executive Officer (since 2017) of Dimensional Cayman Commodity Fund I Ltd.; and Head of Global Financial Advisor Services (since 2007) for Dimensional Fund Advisors LP. Formerly, Vice President (2007 – 2017) of all the DFA Entities.

				136 portfolios in 5 investment companies	None
2

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
Gerard K. O’Reilly c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746 1976	Chairman and Trustee Co-Chief Executive Officer and Chief Investment Officer	Chairman and Trustee since December 2021 Co-Chief Executive Officer and Chief Investment Officer since 2017
Co-Chief Executive Officer and Chief Investment Officer of the DFA Entities (since 2017), Dimensional Fund Advisors Canada ULC (since 2017), and ETF Trust (since 2020); Director, Chief Investment Officer and Vice President (since 2017) of DFA Australia Limited; Chief Investment Officer (since 2017) and Vice President (since 2016) of Dimensional Japan Ltd.; Director, Co-Chief Executive Officer and Chief Investment Officer (since 2017) of Dimensional Cayman Commodity Fund I Ltd.; Director of Dimensional Funds plc (since 2014), Dimensional Fund II plc (since 2014), Dimensional Holdings Inc. (since 2017), and Dimensional Ireland Limited (since 2019). Formerly, Co-Chief Investment Officer of Dimensional Japan Ltd. (2016 – 2017), DFA Australia Limited (2014 – 2017); Formerly, Executive Vice President (2017) and Co-Chief Investment Officer (2014 – 2017) of the DFA Entities; Formerly, Vice President (2007 – 2017) of the DFA Entities; Formerly, Vice President and Co-Chief Investment Officer (2014 – 2017) of Dimensional Fund Advisors Canada ULC; Formerly, Director (2017-2018) of Dimensional Fund Advisors Pte. Ltd.
				136 portfolios in 5 investment companies	None

C. The following is added to the table in the Part B relating to each Trustee’s ownership of shares of the Fund:

Information relating to the following Trustees’ ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of June 30, 2021 is set forth in the chart below.
Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
Reena Aggarwal	None	None
Francis A. Longstaff	None	None
Heather E. Tookes	None	None
Interested Trustees:
David P. Butler	None	Over $100,000
Gerard K. O’Reilly	None	Over $100,000

II.
Roger G. Ibbotson and Myron S. Scholes have retired as disinterested Trustees of the Fund.  Therefore, all references to Messrs. Ibbotson and Scholes are deleted from the Part B.  Additionally, David G. Booth has retired as interested Trustee of the Fund.  He continues to serve as Chairman Emeritus of the Fund. Therefore, Mr. Booth’s title in the table under the heading “Interested Trustee” in the Part B is updated to “Chairman Emeritus” and references to Mr. Booth throughout the Part B are revised accordingly.

III.
Gerard K. O’Reilly serves as Chairman of the Board of the Fund.  The disinterested Trustees have designated Douglas W. Diamond as the lead disinterested Trustee of the Fund.  Therefore, all references are updated accordingly.

IV.
The Audit Committee is comprised of Reena Aggarwal, George M. Constantinides, Francis A. Longstaff, Abbie J. Smith, and Ingrid M. Werner.  The Nominating Committee is comprised of Reena Aggarwal, George

3

M. Constantinides, Douglas W. Diamond, Darrell Duffie, Francis A. Longstaff, Abbie J. Smith, Heather E. Tookes, and Ingrid M. Werner.  The Investment Strategy Committee is comprised of Douglas W. Diamond, Darrell Duffie, Gerard K. O’Reilly, and Heather E. Tookes.  Therefore, the descriptions of the membership of such Committees under the heading “Trustees and Officers - Trustees” is updated accordingly.

The date of this Supplement is January 3, 2022

4

DIMENSIONAL EMERGING MARKETS VALUE FUND (the “Registrant”)
(Amendment No. 46)

PART C
OTHER INFORMATION

Item 28. Exhibits.

(a)	Charter.

(1)     Agreement and Declaration of Trust effective as of March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(2)	Certificate of Trust dated March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(b)	Bylaws.
Bylaws as adopted March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V.

(3)	Relevant portion of Bylaws.
See Article II.

(d)	Investment Advisory Contracts.

(1) Investment Management Agreements.

(a)	Investment Management Agreement between the Registrant and Dimensional Fund Advisors LP dated July 21, 2015.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 36 to the Registrant’s Registration Statement on Form N‑1A.

File No.: 811-7440.
Filing Date: February 28, 2017.

(e)	Underwriting Contracts.
Distribution Agreement between the Registrant and DFA Securities LLC dated October 30, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

(1)	Global Custodial Services Agreement between the Registrant and Citibank, N.A. dated December 21, 2012.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(i) Form of Amendment re: Interfund Lending Program
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(ii)	Amendment Number 2 re: Term
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(iii)	Supplement re: China Connect Securities
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2020.

(h)	Other Material Contracts.

(1)	Transfer Agency Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)     Amendment No. 1 re: the addition of “FAN” services.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(2)	Administration Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)	Amendment dated November 13, 2018 re: Liquidity
Risk Measurement Services
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No. 811-7440
Filing Date: February 26, 2021.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Power-of-Attorney.
On behalf of the Registrant, Power-of-Attorney dated as of December 29, 2021, appointing Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner and James J. Taylor as attorneys-in-fact to David P. Butler, Reena Aggarwal, George M. Constantinides, Douglas W. Diamond, Darrell Duffie, Lisa M. Dallmer, Francis A. Longstaff, Gerard K. O’Reilly, Jan Miller, Catherine L. Newell, Abbie J. Smith, Heather E. Tookes and Ingrid M. Werner.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-28.o.

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A
File No. 811-7440
Filing Date: February 26, 2021.

Item 29.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant.  As of January 31, 2021, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 30.	Indemnification.
Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust, which is incorporated by reference to Amendment No. 25 electronically filed on October 30, 2009.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to the trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for four other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Investment Group Inc. and Dimensional ETF Trust.  The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A and “Services to the Fund-Investment Management” in Part B of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.	Principal Underwriters.

(a)
DFA Securities LLC (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional ETF Trust.

(b)	The following table sets forth information as to the Distributor’s Officers, Partners and Control Persons. The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Ryan P. Buechner	Vice President	Vice President and Assistant Secretary
David P. Butler	Co-Chief Executive Officer	Co-Chief Executive Officer
Stephen A. Clark	Executive Vice President	Executive Vice President
Lisa M. Dallmer	Executive Vice President and Chief Operating Officer	Chief Operating Officer
Bernard J. Grzelak	Vice President, Chief Financial Officer, and Treasurer	Vice President
Jeff J. Jeon	Vice President	Vice President
Joy L. Lopez	Vice President	Vice President and Assistant Treasurer
Kenneth M. Manell	Vice President	Vice President
Catherine L. Newell	Executive Vice President, Secretary and General Counsel	President and General Counsel
Selwyn J. Notelovitz	Vice President and Chief Compliance Officer	Vice President
Carolyn L. O	Vice President	Vice President and Secretary
Randy C. Olson	Vice President	Chief Compliance Officer
Gerard K. O'Reilly	Co-Chief Executive Officer and Chief Investment Officer	Co-Chief Executive Officer and Chief Investment Officer
James J. Taylor	Vice President	Vice President and Assistant Treasurer
David G. Booth	Executive Chairman	Chairman and Director

Dimensional Fund Advisors LP	Sole Member	Not Applicable

(c)	Not applicable.

Item 33.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:
Name	Address
Dimensional Emerging Markets Value Fund	6300 Bee Cave Road, Building One Austin, TX 78746
State Street Bank and Trust Company	1 Lincoln Street, Boston, MA 02111
Citibank, N.A.	111 Wall Street New York, New York 10005

Item 34.	Management Services.
None.

Item 35.	Undertakings.
Not applicable.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 46 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 3rd day of January, 2022.

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Registrant)

By:	/s/ Ryan P. Buechner
Ryan P. Buechner
(Attorney-in-Fact to Registrant pursuant to a Power of Attorney)
Vice President
(Signature and Title)

EXHIBIT INDEX

Exhibit No.	Description
EX-28.o.	Power of Attorney